UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0835164
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

ROYAL GOLD, INC. 2015 OMNIBUS LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Copy to:
Bruce C. Kirchhoff Vice President, General Counsel and Secretary Royal Gold, Inc. 1660 Wynkoop Street, Suite 1000 Denver, CO 80202 (303) 573-1660	Paul Hilton, Esq. Hogan Lovells US LLP One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, Colorado 80202
(Name, address and telephone number, including area code, of agent for service)	(303) 899-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share (“Common Stock”) issuable under the 2015 Omnibus Long- Term Incentive Plan	2,500,000	$ 29.27	$ 73,175,000.00	$ 7,368.73

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales prices reported for the registrant’s common stock on NASDAQ Global Select Market on January 29, 2016.

(3)	Calculated pursuant to Section 6(b) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this registration statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” in this registration statement the information we file with them, which means that we can disclose important information by referring to those reports. Accordingly, the following documents and all other documents subsequently filed with the Commission by Royal Gold, Inc. (the “Registrant”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents:

(a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended June 30, 2015, filed with the Commission on August 6, 2015;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed November 5, 2015;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed February 4, 2016;

(d) The Registrant’s Current Reports on Form 8-K as filed July 10, 2015, July 21, 2015, August 6, 2015, September 23, 2015, October 30, 2015, November 12, 2015, November 13, 2015, November 16, 2015, November 24, 2015, January 7, 2016 and February 4, 2016 (except for such reports or portions thereof which were deemed to be furnished and not filed); and

(e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3/ASR filed November 5, 2007, and any amendment or report filed with the Commission for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded. Documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article TENTH of the Registrant’s Restated Certificate of Incorporation, as amended (the “Certificate”), and Article VI of the Registrant’s amended and restated bylaws (the “Bylaws”) confer indemnification or similar rights on the Registrant’s officers and directors.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. Article TENTH of the Certificate eliminates directors’ personal liability in accordance with such Section 102 of the DGCL.

Section 145 of the DGCL authorizes corporations to indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with civil, criminal, administrative, or investigative actions, suits or proceedings to which such persons are parties or threatened to be made parties by reason of their corporate position (other than actions by or in the right of the corporation to procure a judgment in its favor — so called “derivative suits”) if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to derivative suits, Section 145 prescribes a similar standard of care but limits the available indemnification to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit and further provides that if the derivative suit results in a judgment that the person seeking indemnification is liable to the corporation, no such indemnification is to be made without court approval. Section 145(f) of the DGCL also specifically permits corporations to provide their officers, directors, employees and agents with indemnification and advancement of expenses in addition to those specifically required and/or permitted to be provided pursuant to other provisions of Section 145.

Under the provisions of the Bylaws, each person who is threatened to be made a party to any threatened, pending or completed action, suit or other proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant for another entity, shall be indemnified to the full extent permitted by the DGCL against all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, including to the maximum extent permitted under the DGCL any proceeding by or in the right of the Registrant. The rights to indemnification conferred pursuant to the Bylaws are contract rights and include the right to receive payment for reasonable expenses of defending a proceeding prior to its final disposition, provided that such advance payment shall be made only upon receipt by the Registrant of an undertaking to the effect that all amounts so advanced will be repaid if it is ultimately found that the party who received such amounts is not entitled to be indemnified. The effect of providing that the indemnification rights are contract rights is to permit indemnified individuals to enforce such provisions directly against the Registrant. In addition, the Bylaws authorize the Registrant to provide other permissible indemnification, and the Registrant has indemnification agreements in place with all of its officers and directors. Finally, the Bylaws provide that the Registrant may maintain insurance to protect itself and any of its officers, directors, employees or agents, in such amounts as the board of the Registrant may deem appropriate, against any expense, liability or loss, even if the Registrant would not have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant currently maintains Director & Officer insurance to cover against liabilities incurred by directors and officers of the Registrant acting in their capacity as such.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Royal Gold, Inc. 2015 Omnibus Long-Term Incentive Plan (filed as Exhibit 10.1 to the Form 8-K of Royal Gold, Inc. filed on November 16, 2015 and incorporated by reference herein).

4.2	Amended and Restated Bylaws of Royal Gold, Inc. (filed as Exhibit 3.1 to the Form 8-K of Royal Gold, Inc., filed on September 4, 2014 and incorporated by reference herein).

4.3	Restated Certificate of Incorporation of Royal Gold, Inc. (filed as Exhibit 3.1 to the Form 10-Q of Royal Gold, Inc., filed on February 8, 2008 and incorporated by reference herein).

5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the common stock registered hereby.

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm, with respect to the Registrant.

23.2	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 4th day of February, 2016.

ROYAL GOLD, INC.

By:	/s/ Stefan Wenger
Name:	Stefan Wenger
Title:	Chief Financial Officer and Treasurer (Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Jensen and Stefan Wenger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stefan Wenger	Chief Financial Officer and Treasurer	February 4, 2016
Stefan Wenger	(Principal Financial Officer)
/s/ Tony Jensen	Director, President and Chief Executive Officer	February 4, 2016
Tony Jensen	(Principal Executive Officer)

/s/ William M. Hayes	Chairman	February 4, 2016
William M. Hayes
/s/ Gordon J. Bogden	Director	February 4, 2016
Gordon J. Bogden
/s/ M. Craig Haase	Director	February 4, 2016
M. Craig Haase
/s/ C. Kevin McArthur	Director	February 4, 2016
C. Kevin McArthur
/s/ Jamie C. Sokalsky	Director	February 4, 2016
Jamie C. Sokalsky
/s/ Christopher M.T. Thompson	Director	February 4, 2016
Christopher M.T. Thompson
/s/ Ronald J. Vance	Director	February 4, 2016
Ronald J. Vance

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Royal Gold, Inc. 2015 Omnibus Long-Term Incentive Plan (filed as Exhibit 10.1 to the Form 8-K of Royal Gold, Inc. filed on November 16, 2015 and incorporated by reference herein)

4.2	Amended and Restated Bylaws of Royal Gold, Inc. (filed as Exhibit 3.1 to the Form 8-K of Royal Gold, Inc., filed on September 4, 2014 and incorporated by reference herein).

4.3	Restated Certificate of Incorporation of Royal Gold, Inc. (filed as Exhibit 3.1 to the Form 10-Q of Royal Gold, Inc., filed on February 8, 2008 and incorporated by reference herein).

5.1*	Opinion of Hogan Lovells US LLP with respect to the legality of the common stock registered hereby.

23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm, with respect to the Registrant.

23.2*	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this registration statement).

* Filed herewith.